Exhibit 5.1

90 Park Avenue
New York, NY 10016
212-210-9400 | Fax: 212-210-9444

Matthew W. Mamak	Direct Dial: 212-210-1256	Email: matthew.mamak@alston.com

March 10, 2023

Checkpoint Therapeutics, Inc.

95 Sawyer Road, Suite 110,

Waltham, MA 02453

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”) in connection with the registration statement (the “Registration Statement”) on Form S-3 filed today by the Company with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 2,942,858 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”). The Shares being registered are shares of the Company’s common stock underlying certain warrants follows: 1,428,572 Shares underlying certain Series A Warrants, 1,428,572 Shares underlying certain Series B Warrants, and 85,715 Shares underlying certain Placement Agent Warrants (the "Warrants," and the agreements under which they are governed, the “Warrant Agreements”). This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined the Warrant Agreements, the Amended and Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, records of proceedings of the Board of Directors of the Company (the “Board of Directors”), or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Plan, the laws of the State of New York, and the federal law of the United States, and we do not express any opinion herein concerning any other laws.

Alston & Bird LLP	www.alston.com
Atlanta | Beijing | Brussels | Charlotte | Dallas | Fort Worth | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

March 10, 2023

This opinion letter is provided for use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.  This opinion letter is rendered as of the date hereof and we make no undertaking and expressly disclaim any duty to supplement or update the opinions rendered herein, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinions.

Based on the foregoing, it is our opinion that, when issued following the proper exercise and payment for the Warrants pursuant to the Warrant Agreements, the Shares to be issued pursuant to such Warrant Agreements will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Matthew W. Mamak
Matthew W. Mamak
Partner